GE AEROSPACE ANNOUNCES INVESTOR UPDATE AND SECOND QUARTER 2025 RESULTS
Raises 2025 guidance and 2028 outlook, supported by strong operating and commercial services performance

•GE Aerospace delivered second quarter total revenue (GAAP) of $11.0B, +21%; adjusted revenue* $10.2B, +23%; continuing EPS (GAAP) of $1.87, +56%, and adjusted EPS* $1.66, +38%; and cash from operating activities (GAAP) of $2.3B, favorable; free cash flow* $2.1B, +92%
•Company raises its 2025 guidance and 2028 outlook, including achieving ~$11.5 billion of operating profit* and ~$8.5 billion of free cash flow* in 2028—both up $1.5 billion from prior 2024 Investor Day outlook
•Company to increase capital returns to shareholders from 2024 to 2026 by 20%, to ~$24 billion; expecting to sustainably return at least 70% of free cash flow* via dividend and buybacks beyond 2026-a)

CINCINNATI, OH — July 17, 2025 — GE Aerospace (NYSE:GE) announced results today for the second quarter ending June 30, 2025, and increased its 2025 financial guidance and 2028 outlook.

GE Aerospace Chairman and CEO H. Lawrence Culp, Jr., said, “The GE Aerospace team delivered an excellent second quarter with free cash flow nearly doubling and more than 20% growth in orders, revenue, operating profit, and EPS. We are raising our 2025 guidance and 2028 outlook, with our operating performance and robust commercial services outlook underpinning our higher revenue, earnings, and cash growth expectations. Our team is using FLIGHT DECK to improve safety, quality, delivery and cost—always in that order—as we strive to provide unrivaled customer service and deliver on our roughly $175 billion backlog."

Recent highlights include:
•Using FLIGHT DECK to drive improvements with suppliers, remove waste in operations, and expand capacity; material input at priority supplier sites improved 10% sequentially in the second quarter, with suppliers delivering more than 95% of committed volume. This contributed to higher output year-over-year, with Commercial Engines & Services (CES) services revenue up 29% and total engine units up 45%.
•Secured new engine commitments—including with Qatar Airways for more than 400 GE9X and GEnx engines, the largest widebody engine deal in GE Aerospace history, and with IAG for 32 Boeing 787 aircraft powered by GEnx for British Airways.
•Completed more than 350 CFM RISE program tests with an early focus on durability, including advancing new high-pressure turbine blade cooling technology and testing full-size Open Fan blades for fatigue, endurance, load, and vibration.
•Announced significant investments to upgrade hypersonics test infrastructure across U.S. sites, including wind tunnels and high-temperature materials rigs.

Financial outlook:
GE Aerospace is raising its 2025 guidance and 2028 outlook:

	2025 guidance		2028 outlook
	Prior guide As of April 22, 2025	Investor Update As of July 17, 2025	Prior outlook As of March 7, 2024	Investor Update As of July 17, 2025
Adjusted revenue* growth	Low-double-digits	Mid-teens	High-single-digit CAGR ‘25-‘28	Double-digit CAGR '24-'28
Operating profit*	$7.8 - $8.2 billion	$8.2 - $8.5 billion	~$10 billion	~$11.5 billion
Adjusted EPS*	$5.10 - $5.45	$5.60 - $5.80	Not given	~$8.40
Free cash flow* FCF* Conversion-b)	$6.3 - $6.8 billion >100%	$6.5 - $6.9 billion >100%	~100%	~$8.5 billion ~100%

* Non-GAAP Financial Measure
(a – Future dividends and increases to the share buyback authorization are subject to approval by GE Aerospace's Board of Directors.
(b – FCF* conversion: FCF*/adjusted net income*

Total Company Results

	Three Months Ended June 30			Six months ended June 30
Dollars in millions; per-share amounts in dollars, diluted	2025	2024	Year on Year	2025	2024	Year on Year
GAAP Metrics
Total Revenue	$11,023	$9,094	21%	$20,957	$18,048	16%
Profit	2,389	1,447	65%	4,634	3,434	35%
Profit Margin	21.7%	15.9%	580 bps	22.1%	19.0%	310 bps
Continuing EPS	1.87	1.20	56%	3.70	2.78	33%
Cash from Operating Activities (CFOA)	2,349	957	F	3,891	2,586	50%
Non-GAAP Metrics
Adjusted Revenue	$10,151	$8,223	23%	$19,151	$16,298	18%
Operating Profit	2,337	1,897	23%	4,483	3,447	30%
Operating Profit Margin	23.0%	23.1%	(10) bps	23.4%	21.1%	230 bps
Adjusted EPS	1.66	1.20	38%	3.14	2.13	47%
Free Cash Flow (FCF)	2,105	1,098	92%	3,547	2,767	28%

Results and Outlook by Reporting Segment
The following discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Commercial Engines & Services (CES)

	Three months ended June 30				Six months ended June 30
(Dollars in millions)	2025	2024	Year on Year		2025	2024	Year on Year
Orders	$11,690	$9,152	28%		$21,273	$17,466	22%
Revenue	7,990	6,132	30%		14,966	12,228	22%
Operating profit/(loss)	2,232	1,679	33%		4,152	3,098	34%
Operating profit/(loss) margin	27.9%	27.4%	50	bps	27.7%	25.3%	240	bps
For the quarter, orders of $11.7 billion increased 28%, with services also increasing 28%. Revenue of $8.0 billion was up 30% with services growing 29%, driven by spare parts and internal shop visit revenue. Equipment revenue grew 35%, as unit volume and price more than offset customer mix. Profit of $2.2 billion was up 33% as services volume, productivity and price more than offset investments and inflation. Margins expanded 50 basis points.

In 2025, CES now expects to deliver high-teens revenue growth and $8.0 to $8.2 billion of operating profit, representing roughly $1 billion of operating profit improvement year-over-year.

CES expects low-double-digit revenue growth through 2028-c), with profit growth from higher services volume offsetting headwinds from GE9X costs and research and development spending.
Defense & Propulsion Technologies (DPT)

	Three months ended June 30				Six months ended June 30
(Dollars in millions)	2025	2024	Year on Year		2025	2024	Year on Year
Orders	$2,897	$2,334	24%		$5,928	$5,363	11%
Revenue	2,563	2,401	7%		4,887	4,713	4%
Operating profit/(loss)	362	344	5%		658	600	10%
Operating profit/(loss) margin	14.1%	14.3%	(20)	bps	13.5%	12.7%	80	bps
For the quarter, orders of $2.9 billion increased 24% year-over-year. Revenue of $2.6 billion grew 7%. Defense & Systems revenue grew 6% as higher units and price more than offset engine mix and services. Propulsion & Additive Technologies revenue grew 9% with growth across all businesses. Profit of $362 million was up 5% as volume, productivity and price more than offset self-funding investments and inflation. Margins were down (20) basis points.

In 2025, DPT continues to expect to deliver mid-single-digit to high-single-digit revenue growth and $1.1 to $1.3 billion of operating profit.

DPT affirmed mid-single-digit revenue growth through 2028-c), with profit growth from higher volume, improving mix, and productivity.

* Non-GAAP Financial Measure
(c – CAGR '24-28

STATEMENT OF OPERATIONS (UNAUDITED)	Three Months Ended June 30		Six months ended June 30
(In millions; per-share amounts in dollars)	2025	2024	2025	2024
Sales of equipment	$2,842	$2,175	$5,496	$4,596
Sales of services	7,308	6,047	13,656	11,702
Insurance revenue	872	871	1,806	1,750
Total revenue	11,023	9,094	20,957	18,048

Cost of equipment sold	2,754	2,302	5,090	4,767
Cost of services sold	4,092	3,273	7,753	6,554
Selling, general and administrative expenses	1,020	924	1,896	1,950
Separation costs	47	75	98	334
Research and development	359	300	718	570
Interest and other financial charges	158	248	368	511
Insurance losses, annuity benefits and other costs	698	667	1,400	1,293
Non-operating benefit cost (income)	(197)	(204)	(398)	(421)
Total costs and expenses	8,932	7,584	16,924	15,558

Other income (loss)	298	(63)	600	944

Net income (loss) from continuing operations before income taxes	2,389	1,447	4,634	3,434
Benefit (provision) for income taxes	(388)	(125)	(671)	(369)
Net income (loss) from continuing operations	2,000	1,322	3,962	3,065
Earnings (loss) from discontinued operations, net of taxes	21	(54)	31	(232)
Net income (loss)	2,021	1,268	3,993	2,833
Less net income (loss) attributable to noncontrolling interests	(7)	2	(13)	28
Net income (loss) attributable to the Company	2,028	1,266	4,006	2,805
Net income (loss) attributable to common shareholders	$2,028	$1,266	$4,006	$2,805

Earnings (loss) per share from continuing operations
Diluted earnings (loss) per share	$1.87	$1.20	$3.70	$2.78
Basic earnings (loss) per share	$1.89	$1.21	$3.73	$2.81

Net earnings (loss) per share
Diluted earnings (loss) per share	$1.89	$1.15	$3.73	$2.55
Basic earnings (loss) per share	$1.91	$1.16	$3.76	$2.58

Amounts may not add due to rounding
* Non-GAAP Financial Measure

STATEMENT OF FINANCIAL POSITION
(In millions)	June 30, 2025	December 31, 2024
Cash, cash equivalents and restricted cash	$10,861	$13,619
Investment securities	998	982
Current receivables	10,512	9,327
Inventories, including deferred inventory costs	11,297	9,763
Current contract assets	3,059	2,982
All other current assets	1,073	962
Current assets	37,801	37,635

Investment securities	37,887	37,741
Property, plant and equipment – net	7,523	7,277
Goodwill	9,006	8,538
Other intangible assets – net	4,336	4,257
Contract and other deferred assets	4,803	4,831
All other assets	15,002	13,910
Deferred income taxes	6,890	7,111
Assets of discontinued operations	2,007	1,841
Total assets	$125,256	$123,140

Short-term borrowings	$1,889	$2,039
Accounts payable	9,495	7,909
Progress collections	7,026	6,695
Contract liabilities and deferred income	9,738	9,353
Sales discounts and allowances	3,923	3,475
All other current liabilities	4,395	4,920
Current liabilities	36,466	34,392

Deferred income	1,040	1,013
Long-term borrowings	16,998	17,234
Insurance liabilities and annuity benefits	36,745	36,209
Non-current compensation and benefits	6,796	7,035
All other liabilities	6,504	6,376
Liabilities of discontinued operations	1,362	1,317
Total liabilities	105,911	103,576

Common stock (1,060,439,387 and 1,073,692,183 shares outstanding at June 30, 2025 and December 31, 2024, respectively)	15	15
Accumulated other comprehensive income (loss) – net attributable to the Company	(4,024)	(3,861)
Other capital	23,839	24,266
Retained earnings	83,726	80,488
Less common stock held in treasury	(84,421)	(81,566)
Total shareholders’ equity	19,135	19,342
Noncontrolling interests	210	223
Total equity	19,345	19,564
Total liabilities and equity	$125,256	$123,140

Amounts may not add due to rounding
* Non-GAAP Financial Measure

Financial Measures That Supplement GAAP

We believe that presenting non-GAAP financial measures provides management and investors useful measures to evaluate performance and trends of the total company and its businesses. This includes adjustments in recent periods to GAAP financial measures to increase period-to-period comparability following actions to strengthen our overall financial position and how we manage our business.

In addition, management recognizes that certain non-GAAP terms may be interpreted differently by other companies under different circumstances. In various sections of this report we have made reference to the following non-GAAP financial measures in describing our (1) revenue, specifically Adjusted revenue, (2) profit, specifically Operating profit and Operating profit margin; Adjusted net income (loss) and Adjusted earnings (loss) per share (EPS), (3) cash flows, specifically free cash flow (FCF), and (4) guidance and outlook, specifically 2025 and 2028 Operating profit, 2025 and 2028 Adjusted EPS and 2025 and 2028 FCF.

The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures follow. Certain columns, rows or percentages within these reconciliations may not add or recalculate due to the use of rounded numbers. Totals and percentages presented are calculated from the underlying numbers in millions.

Beginning in the first quarter of 2025, we changed the terminology used to report our GAAP earnings from “Earnings” to “Net income” and our non-GAAP earnings from "Adjusted earnings" to "Adjusted net income." The change in terminology does not impact the amounts reported in the financial statements.

ADJUSTED REVENUE, OPERATING PROFIT AND PROFIT MARGIN (NON-GAAP)	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2025	2024	V%	2025	2024	V%
Total revenue (GAAP)	$11,023	$9,094	21%	$20,957	$18,048	16%
Less: Insurance revenue	872	871		1,806	1,750
Adjusted revenue (Non-GAAP)	$10,151	$8,223	23%	$19,151	$16,298	18%

Total costs and expenses (GAAP)	$8,932	$7,584	18%	$16,924	$15,558	9%
Less: Insurance cost and expenses	725	701		1,453	1,380
Less: U.S. tax equity cost and expenses	5	5		10	5
Less: interest and other financial charges	158	248		368	511
Less: non-operating benefit cost (income)	(197)	(204)		(398)	(421)
Less: restructuring & other	26	77		27	147
Less: separation costs	47	75		98	334
Add: noncontrolling interests	(7)	2		(13)	4
Adjusted costs (Non-GAAP)	$8,161	$6,684	22%	$15,353	$13,608	13%

Other income (loss) (GAAP)	$298	$(63)	F	$600	$944	(36)%
Less: U.S. tax equity	(53)	(38)		(94)	(73)
Less: gains (losses) on retained and sold ownership interests and other equity securities	3	(393)		9	241
Less: gains (losses) on purchases and sales of business interests	—	10		—	20
Adjusted other income (loss) (Non-GAAP)	$347	$359	(3)%	$685	$756	(9)%

Profit (loss) (GAAP)	$2,389	$1,447	65%	$4,634	$3,434	35%
Profit (loss) margin (GAAP)	21.7%	15.9%	580 bps	22.1%	19.0%	310 bps

Operating profit (loss) (Non-GAAP)	$2,337	$1,897	23%	$4,483	$3,447	30%
Operating profit (loss) margin (Non-GAAP)	23.0%	23.1%	(10) bps	23.4%	21.1%	230 bps

We believe that adjusting revenue provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of revenue from our run-off insurance operations. We believe that adjusting profit to exclude the effects of items that are not closely associated with ongoing operations provides management and investors with a meaningful measure that increases the period-to-period comparability. Gains (losses) and restructuring and other items are impacted by the timing and magnitude of gains associated with dispositions, and the timing and magnitude of costs associated with restructuring and other activities. We also use Adjusted revenue* and Operating profit* as performance metrics at the company level for our annual executive incentive plan for 2025.

*Non-GAAP Financial Measure

ADJUSTED NET INCOME (LOSS) (NON-GAAP)	Three months ended June 30				Six months ended June 30
(In millions, diluted, per-share amounts in dollars)	2025		2024		2025		2024
	Income	EPS	Income	EPS	Income	EPS	Income	EPS
Net income (loss) from continuing operations (GAAP)	$2,007	$1.87	$1,320	$1.20	$3,975	$3.70	$3,061	$2.78
Insurance net income (loss) (pre-tax)	149	0.14	171	0.16	356	0.33	371	0.34
Tax effect on Insurance net income (loss)(b)	(32)	(0.03)	(36)	(0.03)	(8)	(0.01)	(79)	(0.07)
Less: Insurance net income (loss) (net of tax)	118	0.11	134	0.12	348	0.32	292	0.27
U.S. tax equity net income (loss) (pre-tax)	(66)	(0.06)	(52)	(0.05)	(120)	(0.11)	(95)	(0.09)
Tax effect on U.S. tax equity net income (loss)	77	0.07	61	0.06	141	0.13	119	0.11
Less: U.S. tax equity net income (loss) (net of tax)	12	0.01	9	0.01	20	0.02	24	0.02
Non-operating benefit (cost) income (pre-tax) (GAAP)	197	0.18	204	0.19	398	0.37	421	0.38
Tax effect on non-operating benefit (cost) income	(41)	(0.04)	(43)	(0.04)	(84)	(0.08)	(88)	(0.08)
Less: Non-operating benefit (cost) income (net of tax)	156	0.15	161	0.15	315	0.29	333	0.30
Gains (losses) on purchases and sales of business interests (pre-tax)	—	—	10	0.01	—	—	20	0.02
Tax effect on gains (losses) on purchases and sales of business interests	—	—	(2)	—	3	—	5	—
Less: Gains (losses) on purchases and sales of business interests (net of tax)	—	—	8	0.01	3	—	25	0.02
Gains (losses) on retained and sold ownership interests and other equity securities (pre-tax)	3	—	(393)	(0.36)	9	0.01	241	0.22
Tax effect on gains (losses) on retained and sold ownership interests and other equity securities(a)(b)	—	—	—	—	1	—	(1)	—
Less: Gains (losses) on retained and sold ownership interests and other equity securities (net of tax)	3	—	(393)	(0.36)	11	0.01	240	0.22
Restructuring & other (pre-tax)	(26)	(0.02)	(77)	(0.07)	(27)	(0.03)	(147)	(0.13)
Tax effect on restructuring & other	5	0.01	16	0.01	6	0.01	31	0.03
Less: Restructuring & other (net of tax)	(21)	(0.02)	(61)	(0.06)	(21)	(0.02)	(116)	(0.11)
Separation costs (pre-tax)	(47)	(0.04)	(75)	(0.07)	(98)	(0.09)	(334)	(0.30)
Tax effect on separation costs	10	0.01	216	0.20	20	0.02	251	0.23
Less: Separation costs (net of tax)	(37)	(0.03)	141	0.13	(78)	(0.07)	(84)	(0.08)
Adjusted net income (loss) (Non-GAAP)	$1,777	$1.66	$1,321	$1.20	$3,378	$3.14	$2,347	$2.13

(a) Includes tax benefits available to offset the tax on gains (losses) on equity securities.
(b) Includes related tax valuation allowances. Tax effect on Insurance net income includes valuation allowances for 2025.

Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.
We believe that Adjusted net income* provides management and investors with useful measures to evaluate the performance of the total company and increased period-to-period comparability, as well as a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding items that are not closely related with ongoing operations. We also use Adjusted EPS* as a performance metric at the company level for our performance stock units granted in 2025.

FREE CASH FLOW (FCF) (NON-GAAP)	Three months ended June 30			Six months ended June 30
(In millions)	2025	2024	V%	2025	2024	V%
Cash flows from operating activities (CFOA) (GAAP)	$2,349	$957	F	$3,891	$2,586	50%
Add: gross additions to property, plant and equipment and internal-use software	(327)	(295)		(535)	(499)
Less: separation cash expenditures	(70)	(407)		(146)	(572)
Less: Corporate & Other restructuring cash expenditures	(14)	(29)		(45)	(108)
Free cash flow (FCF) (Non-GAAP)	$2,105	$1,098	92%	$3,547	$2,767	28%

We believe investors may find it useful to compare free cash flow* performance without the effects of separation cash expenditures and Corporate & Other restructuring cash expenditures (associated with the separation-related program announced in the fourth quarter of 2022). We believe this measure will better allow management and investors to evaluate the capacity of our operations to generate free cash flow. We also use FCF* as a performance metric at the company level for our annual executive incentive plan and performance stock units granted in 2025.

*Non-GAAP Financial Measure

2025 GUIDANCE AND 2028 OUTLOOK: 2025 AND 2028 OPERATING PROFIT (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Operating profit* in 2025 and 2028 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2025 GUIDANCE AND 2028 OUTLOOK: 2025 AND 2028 ADJUSTED EPS (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for Adjusted EPS* in 2025 and 2028 without unreasonable effort due to the uncertainty of timing of any gains or losses related to acquisitions & dispositions and the timing and magnitude of restructuring expenses. Although we have attempted to estimate the amount of gains and restructuring charges for the purpose of explaining the probable significance of these components, this calculation involves a number of unknown variables, resulting in a GAAP range that we believe is too large and variable to be meaningful.

2025 GUIDANCE AND 2028 OUTLOOK: 2025 AND 2028 FCF (NON-GAAP)

We cannot provide a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measure for free cash flow* in 2025 and 2028 without unreasonable effort due to the uncertainty of timing for separation and restructuring related cash expenditures.

*Non-GAAP Financial Measure

Caution Concerning Forward Looking Statements:

This release and certain of our public communications and filings we make with the U.S. Securities and Exchange Commission (SEC) may contain statements related to future, not past, events. These forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," "range" or similar expressions. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the impacts of macroeconomic and market conditions and volatility on our business operations, financial results and financial position; conditions affecting the aerospace and defense industry, including our customers and suppliers; our expected financial performance, including cash flows, revenue, margins, net income and earnings per share; planned and potential transactions; our credit ratings and outlooks; our funding and liquidity; our cost structures and plans to reduce costs; restructuring, impairment or other financial charges; or tax rates.

For us, particular areas where risks or uncertainties could cause our actual results to be materially different than those expressed in our forward-looking statements include:
•changes in macroeconomic and market conditions and market volatility (including risks related to recession, inflation, supply chain constraints or disruptions, interest rates, values of financial assets, oil, jet fuel and other commodity prices and exchange rates), and the impact of such changes and volatility on our business operations and financial results;
•global economic trends, competition and geopolitical risks, including evolving impacts from tariffs, sanctions or other trade tensions between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); demand or supply shocks from events such as a major terrorist attack, war (including the ongoing conflict between Russia and Ukraine and conflict in the Middle East), natural disasters or actual or threatened public health pandemics or other emergencies;
•market or other developments that may affect demand or the financial strength and performance of airframers, airlines, suppliers and other key aerospace and defense industry participants, such as demand for air travel, supply chain or other production constraints, shifts in U.S. or foreign government defense programs and other industry dynamics;
•pricing, cost, volume and the timing of sales, deliveries, investment and production by us and our customers, suppliers or other industry participants;
•the impact of actual or potential safety or quality issues or failures of our products or third-party products with which our products are integrated, including design, production, performance, durability or other issues, and related costs and reputational effects;
•operational execution on our business plans, including our performance amidst market growth and ramping newer product platforms, meeting delivery and other contractual obligations, improving turnaround times in our services businesses and reducing costs over time;
•the amount and timing of our income and cash flows, which may be impacted by macroeconomic, customer, supplier, competitive, contractual, financial or accounting (including changes in estimates) and other dynamics and conditions;
•our capital allocation plans, including the timing and amount of dividends, share repurchases, acquisitions, organic investments and other priorities;
•our decisions about investments in research and development or new products, services and platforms, and our ability to launch new products in a cost-effective manner, as well as technology developments and other dynamics that could shift the demand or competitive landscape for our products and services;
•our success in executing planned and potential transactions, including the timing for such transactions, the ability to satisfy any applicable pre-conditions and the expected benefits;
•downgrades of our credit ratings or ratings outlooks, or changes in rating application or methodology, and the related impact on our funding profile, costs, liquidity and competitive position;
•capital or liquidity needs associated with our run-off insurance operations or mortgage portfolio in Poland (Bank BPH), the amount and timing of any required future capital contributions and any strategic options that we may consider;
•changes in law, regulation or policy that may affect our businesses, such as trade policy and tariffs; government defense priorities or budgets; regulation, incentives and emissions offsetting or trading regimes related to climate change; and the effects of tax law changes or audits;

•the impact of regulation; government investigations; regulatory, commercial and legal proceedings or disputes; environmental, health and safety matters; or other legal compliance risks, including the impact of shareholder and related lawsuits, Bank BPH and other proceedings that are described in our SEC filings;
•the impact related to information technology, cybersecurity or data security breaches at GE Aerospace or third parties; and
•the other factors that are described in the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2024, as such descriptions may be updated or amended in future reports we file with the SEC.

These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements. This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Additional Information
CFM International is a 50/50 JV that produces CFM56 and LEAP engine families. RISE is a program of CFM International. CFM RISE is a registered trademark. CFM RISE is a technology demonstrator program, not a product for sale. Engine Alliance is a 50/50 JV that produces the GP7200 engine.

GE Aerospace’s Investor Relations website at www.geaerospace.com/investor-relations, as well as GE Aerospace’s LinkedIn and other social media accounts, contain a significant amount of information about GE Aerospace, including financial and other information for investors. GE Aerospace encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Additional financial information can be found on the Company’s website at: www.geaerospace.com/investor-relations under Events and Reports.

Conference Call and Webcast
GE Aerospace will discuss its results during its investor conference call today starting at 7:30 a.m. ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the Events and Reports page on GE Aerospace’s website at: www.geaerospace.com/investor-relations. An archived version of the webcast will be available on the website after the call.

About GE Aerospace
GE Aerospace is a global aerospace propulsion, services, and systems leader with an installed base of approximately 49,000 commercial and 29,000 military aircraft engines-d). With a global team of approximately 53,000 employees building on more than a century of innovation and learning, GE Aerospace is committed to inventing the future of flight, lifting people up, and bringing them home safely. Learn more about how GE Aerospace and its partners are defining flight for today, tomorrow and the future at www.geaerospace.com.

GE Aerospace Investor Contact:
Blaire Shoor, 857.472.9659
blaire.shoor@geaerospace.com

GE Aerospace Media Contact:
Megan Newhouse, 203.414.1257
megan.newhouse@geaerospace.com

(d – Cirium data as of year-end 2024; as of July 2025, now includes parked aircraft in addition to fleet in service.